Exhibit 10.19

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of January 29, 2008 (this “Agreement”) is entered into among GFI GROUP INC., a Delaware corporation (“GFI”), GFI HOLDINGS LIMITED, a company incorporated under the laws of England and Wales (the “Foreign Borrower”; together with GFI, the “Borrowers”), the Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of February 24, 2006 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, GFI intends to issue senior secured notes;

WHEREAS, the Borrowers have requested and the Lenders have agreed to amend certain terms of the Credit Agreement, such terms amended to include, among other things, to allow the issuance of senior secured notes, in each case subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments. The Credit Agreement is hereby amended as follows:

(a)                                  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Collateral Documents or any successor collateral agent.

“Intercreditor Agreement” means that certain Intercreditor and Collateral Agency Agreement among GFI, the Domestic Guarantors, the Administrative Agent, the holders of the 2008 Senior Notes and the Collateral Agent, as amended or modified from time to time.

“Third Amendment” means the Third Amendment to Credit Agreement dated as of January 29, 2008 by and among Borrowers, the Guarantors, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” means January 29, 2008.

“2008 Senior Note Documents” means the 2008 Senior Notes, the 2008 Senior Note Purchase Agreement and all other documents executed and delivered in respect of the 2008 Senior Notes, each of which containing terms and conditions substantially consistent with the terms of the “Senior Note Term Sheet” attached as Exhibit B to the Third Amendment.

“2008 Senior Note Purchase Agreement” means that certain Note Purchase Agreement among GFI, the Domestic Guarantors and the institutional investors party thereto, containing terms and conditions substantially consistent with the terms of the “Senior Note Term Sheet” attached as Exhibit B to the Third Amendment.

“2008 Senior Notes” means those certain senior secured notes of GFI in an aggregate principal amount of up to $150,000,000 pursuant to the 2008 Senior Note Purchase Agreement containing terms and conditions substantially consistent with the terms of the “Senior Note Term Sheet” attached as Exhibit B to the Third Amendment.

(b)                                 The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The amount of the Aggregate Revolving Commitments in effect on the Third Amendment Effective Date is TWO HUNDRED SIXTY-FIVE MILLION DOLLARS ($265,000,000).

(c)                                  The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (c) thereof and replacing it with the following text “; or” and adding the following subsection (d) at the end thereof:

(d)                                 for so long as any Indebtedness is outstanding under the 2008 Senior Note Documents, the occurrence of a “Change of Control” (or any comparable term) under, and as defined in the 2008 Senior Note Documents.

(d)                                 The definition of “Collateral” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of either the Administrative Agent or the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

(e)                                  The following sentence is hereby added at the end of the definition of “Domestic Pledge Agreement” in Section 1.01 of the Credit Agreement to read as follows:

All rights and obligations of the Administrative Agent under the Domestic Pledge Agreement have been assigned to the Collateral Agent, for the benefit of the holders of the Obligations.

(f)                                    The following sentence is hereby added at the end of the definition of “Domestic Security Agreement” in Section 1.01 of the Credit Agreement to read as follows:

All rights and obligations of the Administrative Agent under the Domestic Security Agreement have been assigned to the Collateral Agent, for the benefit of the holders of the Obligations.

(g)                                 The last sentence of the definition of “Foreign Obligations” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

The foregoing shall also include any Swap Contract between any Foreign Loan Party and any Lender or Affiliate of a Lender that is entered into in the ordinary course of business for mitigating risks and not for speculative purposes and all obligations under any Treasury Management Agreement between any Foreign Loan Party and any Lender or an Affiliate of a Lender.

(h)                                 The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Loan Documents” means this Agreement, the Intercreditor Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, the Collateral Documents, each Issuer Document, each Request for Credit Extension, each Compliance Certificate, the Fee Letter and each other document, instrument or agreement from time to time executed by GFI or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

(i)                                     The first parenthetical in clause (c) of the definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(ranking senior to any Lien of the Administrative Agent or the Collateral Agent, as applicable)

(j)                                     Subclause (vii) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(vii) after giving effect to such Acquisition, (a) the aggregate cash consideration (including any assumption of liabilities) for such Acquisition shall not exceed $75,000,000 and (b) the aggregate consideration (including any cash and non-cash consideration, promissory notes, assumption of liabilities, and any earn-out obligations) for all Acquisitions in any fiscal year shall not exceed $150,000,000; provided, however, if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition) is less than 1.5 to 1.0, there shall be no limit on the size of any such Acquisition and the amount of consideration paid for any such Acquisition shall not count toward or be limited by, any of the baskets for Acquisitions described above.

(k)                                  The last sentence of the definition of “Obligations” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

The foregoing shall also include any Swap Contract between any Loan Party and any Lender or Affiliate of a Lender that is entered into in the ordinary course of business for mitigating risks and not for speculative purposes and all obligations under any Treasury Management Agreement between any Loan Party and any Lender or an Affiliate of any Lender.

(l)                                     The definition of “Securitization Transaction” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which GFI or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of GFI (not including any intercompany financings in the ordinary course of business among Subsidiaries of GFI that do not involve a financing transaction with a third party).

(m)                               The first paragraph of Section 2.02(f) of the Credit Agreement is hereby amended to read as follows:

(f)                                    GFI may at any time and from time to time, after the Third Amendment Effective Date, upon prior written notice by GFI to the Administrative Agent, increase the Aggregate Revolving Commitments by up to ONE HUNDRED MILLION DOLLARS ($100,000,000) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by GFI and approved by the Administrative Agent (not to be unreasonably withheld); provided that:

(i)                                     the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to any such increase) is less than 2.0 to 1.0;

(ii)                                  any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

(iii)                               no Default or Event of Default shall be continuing at the time of any such increase;

(iv)                              no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(v)                                 (A) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (B) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and

(vi)                              as a condition precedent to such increase, GFI shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (B) containing a reasonably detailed calculation of the Consolidated Leverage Ratio as of the most recent fiscal quarter end for which GFI has delivered financial statements pursuant to Section 7.01(b) after giving effect to such increase on a Pro Forma Basis and (C) in the case of GFI, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) no Default or Event of Default exists.

(n)                                 Section 4.02(d)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv)                              any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(o)                                 The final paragraph of Section 4.02 of the Credit Agreement is hereby amended to read as follows:

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract or any Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

(p)                                 Section 7.02(e) of the Credit Agreement is hereby amended to read as follows:

(e)                                  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof (including, without limitation, any holder of the 2008 Senior Notes) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(q)                                 Section 7.02 of the Credit Agreement is hereby amended by deleting the period at the end of subsection 7.02(h) and replacing it with the following text “; and” and by adding a new subsection 7.02(i) at the end of Section 7.02 of the Credit Agreement which shall read as follows:

(i)                                     promptly after the effectiveness of the 2008 Senior Note Documents,  fully-executed copies of the 2008 Senior Note Documents, certified by a Responsible Officer of GFI as true and complete.

(r)                                    Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)                                 Promptly, and in any event, not later than forty-five (45) days, (i) after the acquisition or formation of any Domestic Subsidiary that is a Material Subsidiary (other than a Regulated Subsidiary) or (ii) the date on which any Domestic Subsidiary becomes a Material Subsidiary (other than a Regulated Subsidiary), cause such Person to (A) become a Domestic Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (B) deliver to the Administrative Agent or the Collateral Agent, as applicable, documents of the types referred to in Sections 5.01(g) and (h) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent and the Collateral Agent and (C) become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

(s)                                  Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:

(d)                                 If at any time any Domestic Subsidiary that is not a Domestic Guarantor provides a guarantee of (i) any Person’s obligations with respect to any Subordinated Indebtedness or (ii) any Indebtedness permitted pursuant to Section 8.03(i), then promptly (and in any event within five (5) days), cause such Subsidiary to (A) become a Domestic Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (B) deliver to the Collateral Agent such security documents as the Collateral Agent shall reasonably request (consistent with those provided by Domestic Subsidiaries on the Closing Date) and such documents of the types referred to in Section 5.01(g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(t)                                    A new subsection 7.12(f) is hereby added at the end of Section 7.12 of the Credit Agreement and shall read as follows:

(f)                                    If at any time any Domestic Subsidiary that is not a Domestic Guarantor provides a guarantee of any Person’s obligations with respect to the 2008 Senior Notes, then promptly (and in any event within five (5) days), cause such Domestic Subsidiary to (A) become a Domestic Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (B) deliver to the Collateral Agent such security documents as the Collateral Agent shall reasonably request (consistent with those provided by Domestic Subsidiaries on the Closing Date) and such documents of the types referred to in Section 5.01(g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(u)                                 All references to “Administrative Agent” in Section 7.14(a) of the Credit Agreement are hereby replaced with references to the “Collateral Agent”.

(v)                                 Section 7.15 of the Credit Agreement is hereby amended to read as follows:

7.15                           Insurance Certificates.

Provide the Administrative Agent and the Collateral Agent with copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent or the Administrative Agent, as applicable, as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(w)                               Section 8.01 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (p) thereof and replacing it with the following text “; and”, and by adding a new subsection 8.01(q) at the end of Section 8.01 of the Credit Agreement which shall read as follows:

(q)                                 Liens which secure the Indebtedness of GFI and the Domestic Guarantors under the 2008 Senior Note Documents; provided that such Liens remain subject to the terms of the Intercreditor Agreement.

(x)                                   Section 8.02 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (m) thereof and replacing it with the following text “; and”, and by adding a new subsection (n) at the end of Section 8.02 of the Credit Agreement which shall read as follows:

(n)  an equity Investment of $146,000,000 by GFI in GFI TP Holdings Pte. Ltd., the proceeds of which will fund an intercompany loan of $146,000,000 by GFI TP Holdings Pte. Ltd. to GFI TP Ltd. to be made on or near the Third Amendment Effective Date.

(y)                                 Section 8.03(e) of the Credit Agreement is hereby amended to read as follows:

(e)                                  purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by GFI or any of its Subsidiaries to finance the construction, improvement or purchase of fixed assets and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(z)                                   Section 8.03 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (n) thereof and replacing it with the following text “; and”, and by adding a new subsection 8.03(o) at the end of Section 8.03 of the Credit Agreement which shall read as follows:

(o)                                 Indebtedness of GFI and the Domestic Guarantors under the 2008 Senior Note Documents, in an aggregate principal amount not to exceed $150,000,000.

(aa)                            Section 8.09(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party, (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for (1) this Agreement and the other Loan

Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Sections 8.03(e) or (h), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale, (5) customary nonassignment provisions as to the assets financed in any lease governing a leasehold interest or in any other contracts which are not material to the business and operations of GFI and its Subsidiaries, (6) the 2008 Senior Note Documents or (7) restrictions or conditions imposed by Laws.

(bb)                          The language preceding the exceptions in Section 8.09(b) of the Credit Agreement is hereby amended to read as follows:

Enter into, or permit to exist, any Contractual Obligations that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent or the Collateral Agent, as applicable (for the benefit of the Lenders or the holders of the 2008 Senior Notes, as applicable), for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations,

(cc)                            Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  Consolidated Capital.  Permit Consolidated Capital at any time to be less than the sum of $300,000,000, increased on a cumulative basis as of the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2008 by an amount equal to 40% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus 100% of the amount of all Equity Issuances after the Third Amendment Effective Date and during such fiscal quarter as evidenced on the books of GFI in accordance with GAAP (less the amount of equity redemptions to the extent permitted by Section 8.06).

(dd)                          Section 8.11(b) of the Credit Agreement is hereby amended to read as follows:

(b)                                 Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of each fiscal quarter of GFI to be greater than 2.50 to 1.0.

(ee)                            Section 8.11(d) of the Credit Agreement is hereby amended to read as follows:

(d)                                 Consolidated EBITDA.  Permit Consolidated EBITDA, as of the end of each fiscal quarter of GFI for the twelve month period ending on such date to be less than $100,000,000.

(ff)                                Section 8.15(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  Amend or modify any of the terms of any Indebtedness, including Indebtedness under the 2008 Senior Note Documents, of GFI or any Subsidiary (other than Indebtedness arising under the Loan Documents) if such amendment or modification would (i) add or change any terms in a manner materially adverse to GFI or any Subsidiary, (ii) add or change any terms in a manner materially adverse to the Lenders or (iii) shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, except to the extent the incurrence of such Indebtedness as so amended would be permitted hereunder.

(gg)                          A new subsection 9.01(o) is hereby added at the end of Section 9.01 of the Credit Agreement and shall read as follows:

                                                (o)                                 2008 Senior Notes.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the 2008 Senior Note Documents

(hh)                          Section 9.01(k) of the Credit Agreement is hereby amended to read as follows:

(k)                                  Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or fails to give the Administrative Agent, the Collateral Agent and/or the Lenders the Liens, material rights, powers and privileges purported to be created by the Loan Documents; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Documents, or purports to revoke, terminate or rescind any Loan Document; or

(ii)                                  Section 10.01 of the Credit Agreement is hereby amended to read as follows:

10.01                     Appointment and Authority.

Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as expressly provided in Section 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  Each of the rights, benefits and obligations of the Administrative Agent contained in this Article X and in Article XI will, where appropriate, also be afforded to the Collateral Agent, and any reference to the Administrative Agent in this Article X and in Article XI also shall be deemed, where appropriate, a reference to the Collateral Agent.

(jj)                                  Clause (ii) in the second proviso contained in Section 11.01 of the Credit Agreement is hereby amended to read as follows:

(ii)                                  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and/or the Collateral Agent, as applicable, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and

(kk)                            Schedule 2.01 of the Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto.

2.                                       Conditions Precedent.  This Agreement shall be effective upon the following conditions precedent:

(a)                                  receipt by the Administrative Agent of counterparts of this Agreement, duly executed by the Borrowers, the Guarantors, the Required Lenders and each Lender increasing its Revolving Commitment as of the Third Amendment Effective Date;

(b)                                 receipt by the Administrative Agent, for the benefit of each Lender that is increasing its Revolving Commitment pursuant to the terms of this Amendment of an upfront fee equal to 0.20% on the amount of the additional Revolving Commitment made by such Lender pursuant to the terms of this Agreement; and

(c)                                  receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrowers and each other Loan Party, attaching resolutions of the Borrowers and such Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, approving and adopting this Agreement and the transactions contemplated herein.

3.                                       Approvals.

(a)                                  The Lenders hereby consent to and approve the terms of the form of intercreditor agreement attached hereto as Exhibit A (the “Form Intercreditor Agreement”).  By execution hereof, the Lenders acknowledge and agree to the terms of the Form Intercreditor Agreement and authorize and direct the Administrative Agent to enter into an Intercreditor Agreement containing terms substantially similar to the Form Intercreditor Agreement on behalf of all the Lenders and agree that the Lenders will be bound by the terms of such Intercreditor Agreement upon such execution by the Administrative Agent.

(b)                                 The Lenders hereby consent to and approve the terms of the 2008 Senior Note Documents; provided that the 2008 Senior Note Documents contain terms substantially similar to the terms set forth in the senior note term sheet attached hereto as Exhibit B (the “Senior Note Term Sheet”).  By execution hereof, the Lenders acknowledge the terms of the Senior Note Term Sheet and consent to GFI and the Domestic Guarantors entering into 2008 Senior Note Documents containing terms substantially similar to those contained in the Senior Note Term Sheet.

(c)                                  The Lenders hereby (i) consent to the assignment by the Administrative Agent to the Collateral Agent of all right, title and interest of the Administrative Agent under the Domestic Pledge Agreement and the Domestic Security Agreement, including without limitation, the liens pledged by the Domestic Loan Parties to the Administrative Agent pursuant to the Domestic Security Agreement and the Domestic Pledge Agreement and (ii) agree that the Administrative Agent and the Collateral Agent may enter into any amendments to the Domestic Pledge Agreement, Domestic Security Agreement and other Loan Documents deemed necessary by the Administrative Agent and the Collateral Agent as a result of such assignment.

4.                                       Miscellaneous.

(a)                                  The Credit Agreement (as amended by this Agreement), and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)                                 Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents (as amended by this Agreement) and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement (as amended by this Agreement) or the other Loan Documents.

(c)                                  The Borrowers and the Guarantors hereby represent and warrant as follows:

(i)                                     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)                                  This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement other than those which have been obtained and are in full force and effect.

(d)                                 The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)                                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)                                    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GFI:	GFI GROUP INC.,
a Delaware corporation, as a Borrower and, with
respect to the Foreign Obligations, as a Guarantor

By:
Name:
Title:

FOREIGN BORROWER:	GFI HOLDINGS LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

DOMESTIC GUARANTORS:	GFI GROUP LLC,
a New York limited liability company

By:
Name:
Title:

GFINET INC.,
a Delaware corporation

By:
Name:
Title:

GFI BROKERS LLC,
a Delaware limited liability company

By:
Name:
Title:

INTERACTIVE VENTURES LLC,
a Delaware limited liability company

By:
Name:
Title:

FENICS SOFTWARE INC.,
a Delaware corporation

By:
Name:
Title:

AMEREX BROKERS LLC,
a Delaware limited liability company

By:
Name:
Title:

FOREIGN GUARANTORS:	FENICS LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

FENICS SOFTWARE LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFINET EUROPE LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and an L/C Issuer

By:
Name:
Title:

BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.,
as a Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:
Name:
Title:

BANK OF MONTREAL,
as a Lender

By:	Bank of Montreal – Chicago Branch

By:
Name:
Title:

By:	Bank of Montreal – London Branch

By:
Name:
Title:

Schedule 2.01

Commitment and Pro Rata Shares

Lender	Revolving Commitment	Pro Rata Share
Bank of America, N.A.	$75,000,000	28.302%
The Royal Bank of Scotland PLC	$65,000,000	24.528%
Barclays Bank PLC	$62,500,000	23.585%
Bank of Montreal	$45,000,000	16.981%
Brown Brothers Harriman & Co.	$17,500,000	6.604%

Total:	$265,000,000	100.000%

Exhibit A

Form Intercreditor Agreement

See Attached

Exhibit B

Senior Note Term Sheet

Issuer:	GFI Group Inc (the “Company”) or the “Issuer”.

Guarantors:

Certain domestic subsidiaries of the Company who are guarantors under the Amended and Restated Credit Agreement dated as of February 24, 2006 by and among the Company, GFI Holdings Limited, the guarantors party thereto, the lenders party thereto (the “Lenders”) and Bank of America, N.A. as Administrative Agent (the “Senior Credit Agreement”). If any Guarantor’s obligation is released under the Senior Credit Agreement, such Guarantor will be, upon written notification by the Company, automatically released from its obligation under the Notes.

Issue:	Senior Secured Notes (the “Notes”).

Amount:	Up to $150,000,000.

Security and Priority:

The Notes will be secured by all personal property of the Company and the Guarantors that is pledged to the Lenders under the Senior Credit Agreement. The Notes will rank pari passu in right of repayment with the Company’s other secured senior indebtedness. When the security is released under the Senior Credit Agreement, upon written notification by the Company, it will automatically be released under the Notes.

Final Maturity:	5-year bullet.

Interest Rate:	7.17% (subject to an increase by 1.00% if required by risk based capital regulations).

Interest Payments:	Interest will be payable semi-annually in arrears, calculated on the basis of a 360-day year of twelve 30-day months.

Use of Proceeds:	The proceeds from the Notes may be used to refinance existing indebtedness and for general corporate purposes (including acquisitions).

Required Prepayment:	The Notes will have a bullet maturity 5 years from funding.

Optional Prepayment:

The Company may, at its option, prepay all or part of the Notes, in an amount not less than 5% of the original aggregate principal amount of the Notes in the case of a partial prepayment, at any time with at least thirty (30) days advance notice, for the sum of 100% of the principal amount so prepaid, together with interest accrued thereon plus the Make-Whole Amount. Such Optional Prepayment may be applied pro-rata to any series of Notes. For the purposes hereof, “Make-Whole Amount” means the present value of all remaining interest and principal payments, calculated using a discount rate equal to the sum of (i) 50 basis points plus (ii) the yield on a U.S. Treasury obligation having a final maturity corresponding with the remaining average life of the Notes being prepaid.

Prepayment for a Change of Control

The Company shall, within fifteen (15) business days after any responsible officer has knowledge of the occurrence of any change in control or control event, give written notice of such to each holder of the Notes. If a change in control has already occurred and the Issuer or its successor, after giving affect to the acquisition, do not attain an investment grade rating from a nationally recognized rating agency, such notice shall contain and constitute an offer to prepay the Notes at par. A holder of the Notes may reject the offer to prepay by notifying the Company in writing within fifteen (15) business days after receipt of such notice from the Company. A failure by a holder of the Notes to respond shall be deemed to constitute rejection of the offer.

Change of Control	There will be an additional Change of Control triggered if Mickey Gooch fails to own, directly or indirectly, at least 4 million shares of the Company’s stock.

Consolidated Leverage Ratio

As of the last day of each fiscal quarter, the Company will not permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to exceed 2.75 times.

Consolidated Interest Coverage Ratio

As of the last day of each fiscal quarter, the Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Charges for each period of four consecutive fiscal quarters to be less than 3.0 times.

Consolidated Capital	The Company will not permit Consolidated Capital to be less than $300,000,000 plus 25% of Consolidated Net Income.

Priority Indebtedness

The Company will not at any time permit the aggregate amount of all Priority Indebtedness to exceed 15% of Consolidated Capital as of the end of the then most recently ended fiscal quarter of the Company.

Proprietary Trading

The Company will not engage in any trading activity for its own account (it being agreed that matched principal transactions will not be considered trading for its own account) other than (a) any activity entered into in the ordinary course of business for the purposes of managing its cash and (b) any trading of securities for its own account; provided that after giving effect to any such purchase of securities the aggregate amount of the initial purchase price of all such securities held by the Company and its Subsidiaries shall not exceed five percent (5%) of Consolidated Capital at the time of such purchase.